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                                                                  EXHIBIT 10.70


                   [G.J. SULLIVAN CO. REINSURANCE LETTERHEAD]



                                                                February 4, 1997



Mr. Stephen C. Rece
Senior Vice President
RISCORP
1390 Main Street, 7th Floor
Sarasota, Florida 34236



     Re:      RISCORP NATIONAL INSURANCE COMPANY
              WORKERS' COMPENSATION QUOTA SHARE
              OCTOBER 1, 1996 REINSURANCE AGREEMENT



Dear Steve:

         Enclosed are two sets of our final Covernote on the captioned reinsurance which amends the following items from the original version you received:

1. Reinsurance Coverage: Paragraph C -We amended the treatment of UEP at 12/31/96, so that it will be reassumed by RNIC at 12:01 a.m. January 1, 1997 at 65% and simultaneously receded to the Reinsurer at 60%. Also, we went ahead and noted the 60% cession from January 1, 1997 - June 30, 1997. Should the percentage of cession change at July 1, 1997 or October 1, 1997, we'll need to transfer the UEP at the end of the quarter to the new cession percentage.

2. Other Provisions: The Alternate Payee Article has been renamed Additional Reinsured Article. In view of Missouri Insolvency Law, Chartwell's legal staff felt the Additional Reinsured language more clearly puts the issuer of the Assumption Liability Endorsements (ALEs) in the Company's place in the event RNIC became insolvent.

3. General Conditions: We've added an Interlocking Clause which is applicable only in the event you choose to run-off the liability from one Agreement Year and have a separate treaty for new and renewal business the following year. Under this scenario, should multiple policies from different Agreement Years be involved in one occurrence, you would pro rate both policies' involvement in the occurrence to determine the percentage each claim bears to meeting the $500,000 occurrence limit under the Quota Share. This obviously does not apply if you roll the inforce business into the next Agreement Year.
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     Please give Laura Hewitt or me a call if you have any questions regarding these changes. Otherwise, please send back to our office the RNIC Covernotes issued earlier (dated December 18, 1996, and December 23, 1996) so that there's less chance for confusion

     We ask that you please sign both copies of this Covernote and return one copy to our office, retaining the other for your records. A copy of the contract wording is currently being reviewed and should be out to you in the next week.



                                Best Regards,


                             /s/ William M. Allen
                            ---------------------
                              William M. Allen
                            Senior Vice President



WMAfjw
Enc.



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                   [G.J.SULLIVAN CO. REINSURANCE LETTERHEAD]





RISCORP NATIONAL INSURANCE COMPANY
1390 Main Street                                         Cover Note: R403940196
Sarasota, Florida 34236                                  January 29, 1997





                        WORKERS COMPENSATION QUOTA SHARE



We hereby confirm that, in accordance with your instructions, we have effected the following reinsurance. Please examine this Cover Note (and any attachments thereto) carefully and advise us immediately if you have any problems or questions with regard to the Terms or Security.



CEDING COMPANY:       RISCORP NATIONAL INSURANCE COMPANY, as managed by RISCORP
                      and it's subsidiaries or branch offices (hereinafter referred to as the Company).

CONTRACT:             WORKERS COMPENSATION QUOTA SHARE


COMMENCEMENT
AND TERMINATION:      A.  This treaty shall become effective at 12:01 AM, local
                          standard time, October 1, 1996, as respects inforce, new and renewal business, and shall remain inforce for an unlimited period thereafter, subject to termination at December 31, 1997, or any December 31 thereafter by either party giving the other party ninety (90) days advance written notice by registered mail.

                      B. In the event of the termination of this Contract, at the Company's option:

                          1. The Reinsurer shall remain liable in respect of all business inforce at the date of termination until the first anniversary of each policy following the effective date of termination, such run-off period not to
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                               exceed 12 months following the date of
                               termination plus odd time, not to exceed 15 months in all; or

                          2. The Reinsurer shall be relieved of all liability hereunder for losses occurring subsequent to the date of termination of this Contract. The Reinsurer shall refund to the Company the unearned reinsurance premium applicable to the unexpired liability less the ceding commission allowed by the Reinsurer.



BUSINESS
COVERED: To cover all business written and/or assumed by RISCORP NATIONAL INSURANCE COMPANY, as underwritten and managed by RISCORP (and its subsidiaries and/or branch offices) and classified as: Workers Compensation and Employers Liability business domiciled in states other than Florida.

TERRITORY:               This applies to losses occurring within the United
                         States of America, its territories and possessions, per the territorial limits of the Company's policies.

EXCLUSIONS:              per the attached

COVERAGE:                The Company shall cede to the Reinsurer and the
                         Reinsurer shall accept from the Company a quota share participation of the net retained liability of the Company, as respects inforce, new and renewal policies becoming effective October 1, 1996 and during the term of this contract.

                         Such quota share participation of the Company's net retained liability shall be subject to the provisions set forth below:

                          A. As respects Workers Compensation and Employers' Liability business:

                               It is understood and agreed that the Reinsurer's limit of liability shall not exceed its pro rate share of $500,000 (100%) per occurrence. An



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                               "occurrence" shall mean each loss, accident or
                               occurrence or series of losses, accidents or occurrences arising out of one event, except as modified by Coverage B below with respect to Occupational and Other Disease and Cumulative Trauma which shall be defined by applicable statutes and regulations.

                          B. As respects Occupational or Other Disease or Cumulative Trauma under Workers' Compensation and Employers Liability business:

                               It is understood and agreed that the Reinsurer's limit of liability shall not exceed its pro rate share of $500,000 (100%) per occurrence. However, as respects Occupational Disease or Cumulative Trauma under -- Workers' Compensation and Employers' Liability policies, a loss for the purpose of this Contract shall be deemed to be (Occupational Disease or Cumulative Trauma) sustained by each employee which shall be deemed to have occurred at the date upon which the employee is last exposed to at work conditions allegedly causing such occupational disease.

                               Notwithstanding the provisions in paragraphs A and B above, the maximum liability of the Reinsurer shall not exceed a 105% pure loss and loss adjustment expense ratio for each year in which this Contract remains inforce (determined by dividing all applicable loss and loss adjustment expense by applicable Gross Subject Earned Premium).


                          C. The Company shall retain a minimum of thirty five percent (35%) of the Liability hereunder, however, the Company shall have the option to purchase underlying protection on its net account. It is the intention, however, for the Company to retain 35% of this Contract for the period October 1, 1996 through December 31, 1996. However, the attendant 65% cession of Unearned Premium at December 31, 1996 shall



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                               be reassumed by the Company at 12:01 am January
                               1, 1997 and shall be simultaneously receded at 60% to the Reinsurer.

                               The percentage of cession for January 1, 1997 through June 30, 1997 shall be 60%. The Company shall have the option to adjust the percentage of cession in advance quarterly at/for July 1, 1997 and/or October 1, 1997, based on surplus needs, and such adjustment shall not be greater than 15%+/- (of 100%) in any one quarter.



PREMIUM: The Company shall cede to the Reinsurer its proportionate share of the gross subject written premium on all policies inforce, written or renewed during the term of this contract.

                          "Gross subject written premium" as used in this Contract shall mean the net standard premium written by the Company times applicable premium volume discounts, times FILED deviations and/or scheduled rating (net after premiums paid for inuring reinsurance), less return premiums and cancellations on the business subject to this Contract.



CEDING
COMMISSION:               Provisional Commission              33%

                          Commission Slide

                 78% or higher                          27% Minimum

                 76% or higher but not exceeding 78%    29% less a 1% decrease
                                                        for each 1% increase in
                                                        the Reinsurer's loss
                                                        ratio down to a 27%
                                                        commission at A 78% loss
                                                        ratio.

                 70% or higher but not exceeding 76%    32% less a .50%
                                                        decrease for each 1%
                                                        increase in the



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                                                        Reinsurer's loss ratio
                                                        down to a 29%
                                                        commission at a 76% loss
                                                        ratio.

                 62% or higher but not exceeding 70%    40% less a 1% decrease
                                                        for each 1% increase in
                                                        the Reinsurer's loss
                                                        ratio down to a 32%
                                                        commission at 70% loss
                                                        ratio.

                 62% or lower but not less than 50%     40% plus .75% increase
                                                        for each 1% decrease in
                                                        the Reinsurer's loss
                                                        ratio to a maximum
                                                        commission of 49% at a
                                                        loss ratio of 50%.

                 50% or lower                           49% Maximum




                               The ultimate commission shall be adjusted annually and the loss will include a factor for IBNR and loss development. Downward commission adjustments to be calculated and paid semi-annually. The first upward adjustment will occur 36 months after the end of each agreement year and annually thereafter.

                               It is noted and agreed that the cost of RMLs and assessments to be paid by the Company are to be included in the Ceding Commission paid by Reinsurers.

REPORTS AND
REMITTANCES:                   The Company shall REMIT monthly reports to the
                               Reinsurer detailing by year ceded, billed written premiums, earned premiums, unearned
                               PREMIUM, paid loss and loss adjustment expense, outstanding loss and loss adjustment expense, due within 60 days following the close of the month.
                               Payment due either party is due 60 days
                               following the close of the month.

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LOSS AND LOSS
ADJUSTMENT EXPENSE:            Allocated Loss Adjustment Expense to be included
                               in the limit.

OTHER PROVISIONS:              Additional Reinsured Article (in the event any
                               Assumption Liability Endorsements are used).
                               The net retention of the Company to be
                               indemnified on those policies with Assumption
                               Liability Endorsements by the Reinsurer issuing the actual ALE paper, however the ceded liability on those policies shall be shared proportionately by Reinsurers hereunder in the event of the Company's insolvency.

                               It is noted that Reinsurers hereunder agree to proportionately pay any RML or assessment for which the Additional Reinsured becomes liable to pay as a result of issuing ALEs.

GENERAL CONDITIONS:            The Company shall be the sole judge of what
                               constitutes one occurrence, or one insured or contract of insurance or reinsurance. All business declared hereunder, subject to the same terms, conditions, warranties, clauses, etc., as contained in the Company's original policies and Reinsurers to pay as may be paid by the Company.
                               Access to Records Article
                               Arbitration Article
                               Errors and Omissions Article
                               Extra Contractual Obligations and Loss in Excess
                                 of Policy Limits Article
                               Federal Excise Tax (as applicable)
                               Insolvency Article
                               Interlocking Article (only applies if the Company chooses run-off.)
                               Letters of Credit Article (as applicable)
                               Reserves and Taxes
                               Offset Article (This contract only version.)
                               Service of Suit Article (as applicable)
                               Underlying Recoveries Article
                               G.J. Sullivan Intermediary Article

WORDING:                       To be agreed.


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

EFFECTED WITH:                                                     1995
                                          Participation        Best's Rating
                                          -------------        -------------
Chartwell Reinsurance Corporation              50%                 A/VII
Swiss Reinsurance America Corporation          25%                 A/Xlg
Trenwick America Reinsurance Corporation       25%                 A+/VIII
                                              ---
               Total                          100% of cessions hereunder





                              G.J. SULLIVAN CO.


                            /s/ William M. Allen
                       -------------------------------
                              William M. Allen
                            Senior Vice President



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G.J. Sullivan Co. as "Reinsurance Intermediary" does, by your authorized signature hereto, have your acknowledged authorization to place reinsurance in accordance with the terms of this Cover Note.

Final determination of each reinsurer, whether for financial reasons or otherwise, rests solely with the Ceding Insurer, who does hereby release the Intermediary from responsibility with regard to the acceptance of such reinsurer(s).

Please indicate your acceptance and approval by signing and returning a copy of this Cover Note to G.J. Sullivan Co.




ACCEPTED &
APPROVED:  /s/                                            DATE:  2/5/97
         ------------------------------------------------       ----------------



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                                   EXCLUSIONS


                      ATTACHING TO AND FORMING PART OF THE
                       RISCORP NATIONAL INSURANCE COMPANY
                             AS MANAGED BY RISCORP
                        WORKERS COMPENSATION QUOTA SHARE
                    COVER NOTE #R403940196 - OCTOBER 1, 1996


                                        A.      All liability of the Company
                                                arising by contract, operation
                                                of law, or otherwise, from
                                                its participation or
                                                membership, whether voluntary
                                                or involuntary, in any
                                                insolvency fund.  "Insolvency
                                                Fund" includes any guaranty
                                                fund, insolvency fund, plan,
                                                pool,association, fund or
                                                other arrangement; howsoever
                                                denominated, established or
                                                governed; which provides for
                                                any assessment of or payment
                                                or assumption by the Company
                                                or part or all of any claim,
                                                debt, charge, fee, or other
                                                obligation of an insurer, or
                                                its successors or assigns,
                                                which has been declared by
                                                any competent authority to be
                                                insolvent, or which is
                                                otherwise deemed unable to
                                                meet any claim, debt, charge,
                                                fee or other obligation in
                                                whole or in part.

                                        B.      Roofing (all kinds).

                                        C.      Asbestos or PCB Handling.

                                        D.      Wrecking or demolition of
                                                buildings, structures or
                                                vessels, but not to exclude
                                                the wrecking or demolition of
                                                buildings not exceeding FIVE
                                                stories in height.

                                        E.      Underwater work.

                                        F.      Explosives manufacturing,
                                                handling or transporting.

                                        G.      Caisson or cofferdam work.

                                        H.      Professional athletic teams.


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                                        I.      Offshore Drilling.

                                        J.      Iron or Steel erecting
                                                operations.

                                        K.      Manufacturing production and
                                                refining of petroleum and its
                                                products.

                                        L.      Electrical power line
                                                construction and/or maintenance.

                                        M.      Risks involving nuclear
                                                facility or nuclear material,
                                                spent fuel or waste as defined
                                                in the Nuclear Incident
                                                Exclusion Clause except for the
                                                use of radioactive isotopes.

                                        N.      Operations where the governing
                                                classifications are railroad
                                                class codes.

                                        O.      Tunneling operations involving
                                                tunnels over 100 feet in
                                                length (auguring shall not be
                                                considered tunneling).

                                        P.      Pools, Associations and
                                                Syndicates.

                                        Q.      Financial Guarantee.

                                        Except for exposures, coverages
                                        or charges enumerated under paragraph
                                        A, P & Q, if the Company is
                                        inadvertently bound or unknowingly
                                        exposed (due to error, automatic
                                        provisions of policy coverage, or as
                                        imposed by law) on a risk otherwise
                                        excluded herein, such risk shall be
                                        covered until the Company receives
                                        knowledge thereof, and pending
                                        cancellation of such risk, for a period
                                        of ten days in addition to the time
                                        permitted for cancellation in the
                                        original policy, such total not
                                        exceeding 70 days in all.

                                        Special acceptances agreed by the
                                        Excess Reinsurer (X $500,000) shall be
                                        automatically accepted hereunder.



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